                                                                    Exhibit 2.2

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


     FIRST AMENDMENT (the "First Amendment") dated as of August 25, 1998 by and among Lamar Advertising Company, a Delaware corporation ("Buyer"), Outdoor Communications, Inc., a Delaware corporation (the "Company"), and each of the stockholders of the Company (the "Stockholders").

     WHEREAS Buyer, the Company and each of the Stockholders are parties to that certain Stock Purchase Agreement dated as of August 10, 1998 (the "Agreement") pursuant to which each of the Stockholders has agreed to sell to Buyer, and Buyer has agreed to purchase, all of the Company Securities held by such Stockholder; and

     WHEREAS Buyer, the Company and the Stockholders desire to amend Exhibit A
                                                                     ---------
to the Agreement in accordance with the provisions of Section 11.7 of the Agreement to provide the correct the number of shares of Series A Preferred Stock of the Company held by certain Stockholders listed on such Exhibit A.
                                                                 ---------

     NOW, THEREFORE, for good and valuable consideration, the undersigned hereby agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     2. The Agreement is hereby amended, as of the effective date of this First Amendment, by deleting Exhibit A thereto in its entirety and substituting
                             ---------
therefor Exhibit A attached hereto.
         ---------

     3. Section 3.3(iii) of the Agreement is hereby amended, as of the effective date of this First Amendment by deleting the number "186,130.52" therefrom and substituting therefor "186,220.93".

     4. The effective date of this Amendment shall be the date first set forth above.

     5. As amended by this First Amendment, the Agreement is in all respects ratified and confirmed, and as so amended by this First Amendment, the Agreement shall be read, taken and construed as one and the same instrument.

     6. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     7. This Amendment shall be governed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

   IN WITNESS WHEREOF the parties hereto have caused this First Amendment to be executed as of the date set forth above by their duly authorized representatives.


                                    BUYER:

                                    LAMAR ADVERTISING COMPANY


                                    By: /s/ Keith A. Istre
                                       ------------------------------
                                       Title: Chief Financial Officer
                                             ------------------------


                                    COMPANY:

                                    OUTDOOR COMMUNICATIONS, INC.


                                    By: /s/ John C. Stanley IV
                                       -----------------------------
                                      John C. Stanley IV, Chairman


                                    STOCKHOLDERS:


                                    By: /s/ John C. Stanley IV
                                       -----------------------------
                                       John C. Stanley IV, on behalf
                                       of each of the Stockholders,
                                       in his capacity as a
                                       Stockholders' Representative


                                    By: /s/ Stephen F. Gormley
                                       -----------------------------
                                       Stephen F. Gormley, on behalf
                                       of each of the Stockholders,
                                       in his capacity as a
                                       Stockholders' Representative

                                   EXHIBIT A



-----------------------------------------------------------------------------------------------------------------------------------
                                  Shares of    Shares     Shares of
       Name and Address of        Class A     of Class     Series A     Preferred     Option    Pro Rata  Indemnification Cap Amount
           Stockholder             Common     B Common    Preferred   LLC Interests   Shares      Share
                                   Stock+       Stock       Stock
------------------------------------------------------------------------------------------------------------------------------------

Media/Communications II Limited     3,227.67   2,017.29  104,990.98             --       --  41.2080452%               $4,120,804.52
 Partnership
c/o Media/Communications Partners
75 State Street
Boston, MA  02109
------------------------------------------------------------------------------------------------------------------------------------

Chase Venture Capital               2,048.57   1,587.94   72,793.75             --       --  28.5709459%               $2,857,094.59
 Associates, L.P.
c/o Chase Capital Partners
380 Madison Avenue
12th Floor
New York, NY  10017
------------------------------------------------------------------------------------------------------------------------------------

John C Stanley IV                    1092.16         --          --   2,388,127.71      212  10.2463859%               $1,024,638.59
4305 Shiloh Road
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

A.B. Isbell                              938         --          --   2,082,385.76      120   8.3123821%               $  831,238.21
6400 Shiloh Road
Corinth, MS  38834
------------------------------------------------------------------------------------------------------------------------------------

Media/Communications Investors        134.49      84.05    4,374.63             --       --   1.7170019%               $  171,700.19
 Limited Partnership
c/o Media/Communications Partners
75 State Street
Boston, MA  02109
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                  Shares of    Shares     Shares of
       Name and Address of        Class A     of Class     Series A     Preferred     Option  Pro Rata  Indemnification Cap Amount
           Stockholder             Common     B Common    Preferred   LLC Interests   Shares   Share
                                   Stock+       Stock       Stock
------------------------------------------------------------------------------------------------------------------------------------
The JCS Trust                          98.19         --          --     194,737.40       --   0.7714488%               $   77,144.88
c/o John C Stanley IV, Trustee
4305 Shiloh Road
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

JCS Trust No. 2                           56         --          --             --       --   0.4399749%               $   43,997.49
c/o Lenoir W. Stanley, Trustee
4305 Shiloh Road
Corinth, MS 38834
or
c/o Priscilla S. Denton, Trustee
112 Pidgeon Road
Memphis, TN  38117
------------------------------------------------------------------------------------------------------------------------------------

The LWS Trust                          98.19         --          --     194,737.40       --   0.7714488%               $   77,144.88
c/o Lenoir W. Stanley, Trustee
 4305 Shiloh Road
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

LWS Trust No. 2                           56         --          --             --       --   0.4399749%               $   43,997.49
c/o John C Stanley IV, Trustee
 4305 Shiloh Road
Corinth, MS 38834
or
c/o Priscilla S. Denton, Trustee
112 Pidgeon Road
Memphis, TN  38117
------------------------------------------------------------------------------------------------------------------------------------

Priscilla S. Denton                    87.50         --          --     173,532.17       --   0.6874607%               $   68,746.07
112 Pidgeon Road
Memphis, TN 38117
------------------------------------------------------------------------------------------------------------------------------------

William Hull Davis                     87.50         --          --     173,532.17       --   0.6874607%               $   68,746.07
3008 Lake Terrace Drive
Corinth, MA 38834
------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                  Shares of    Shares     Shares of
       Name and Address of        Class A     of Class     Series A     Preferred     Option  Pro Rata   Indemnification Cap Amount
           Stockholder             Common     B Common    Preferred   LLC Interests   Shares   Share
                                   Stock+       Stock       Stock
------------------------------------------------------------------------------------------------------------------------------------
Douglas W. Ferris, Jr.                 87.50         --          --     173,532.17       --   0.6874607%               $   68,746.07
40 South Rose Road
Memphis, TN 38117
------------------------------------------------------------------------------------------------------------------------------------

G. Robert Joiner                       68.50         --    1,018.24             --       40   0.8524513%               $   85,245.13
1005 Peachtree Street
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

Gerald P. Scott                        52.50         --    1,018.24             --       40   0.7267442%               $   72,674.42
3505 Shiloh Ridge Road
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

Norman Isbell                          79.95         --    1,030.31     103,031.12       --   0.6281427%               $   62,814.27
119 W. Linden Street
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

Mark K. Sherwood                       35.00         --      665.48             --       40   0.5892520%               $   58,925.20
8508 Cedarcrest
Traverse City, MI 49684
------------------------------------------------------------------------------------------------------------------------------------

John Andrews                           35.00         --      665.48             --       40   0.5892520%               $   58,925.20
201 N. 37th Street
Birmingham, AL 35222
------------------------------------------------------------------------------------------------------------------------------------

Ricky W. Thomas                        16.00         --          --             --       89   0.8249529%               $   82,495.29
3205 Melinda Lane
Corinth, MS 38824
------------------------------------------------------------------------------------------------------------------------------------

Richard Ebersole                       35.00         --      694.13             --       40   0.5892520%               $   58,925.20
1135 Picadilly
Traverse City, MI  49684
------------------------------------------------------------------------------------------------------------------------------------

Steven B. Isbell                          28         --          --             --       --   0.2199874%               $   21,998.74
2333 Timothy Drive
Cookeville, IN 38506
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                  Shares of    Shares     Shares of
       Name and Address of        Class A     of Class     Series A     Preferred     Option   Pro Rata   Indemnification Cap Amount
           Stockholder             Common     B Common    Preferred   LLC Interests   Shares     Share
                                   Stock+       Stock       Stock
------------------------------------------------------------------------------------------------------------------------------------
Brad Isbell                           28         --          --             --          --     0.2199874%            $   21,998.74
2410 Wilford Drive
Nashville, TN 37214
------------------------------------------------------------------------------------------------------------------------------------

Lydia A. Bethay                       28         --          --             --          --     0.2199874%            $   21,998.74
P.O. Box 442
Booneville, MS 38829
------------------------------------------------------------------------------------------------------------------------------------
